AGREEMENT OF SALE AND PURCHASE

                          by and between

             TE-TWO REAL ESTATE LIMITED PARTNERSHIP,
                  a Delaware limited partnership

                            as Seller

                               and

               WALDEN RESIDENTIAL PROPERTIES, INC.,
                      a Maryland corporation

                           as Purchaser



                        TABLE OF CONTENTS

Article                                                      Page


I.        Sale and Purchase; Property. . . . . . . . . . . . . .5
          1.1  Sale and Purchase . . . . . . . . . . . . . . . .5

II.       Consideration. . . . . . . . . . . . . . . . . . . . .6
          2.1  Purchase Price. . . . . . . . . . . . . . . . . .6
          2.2  Earnest Money . . . . . . . . . . . . . . . . . .6

III.      Inspection . . . . . . . . . . . . . . . . . . . . . .6
          3.1  Inspection Period . . . . . . . . . . . . . . . .6
          3.2  Document Review . . . . . . . . . . . . . . . . .7
               (a)  Documents. . . . . . . . . . . . . . . . . .7
               (b)  Proprietary Information. . . . . . . . . . .7
               (c)  Return of Documents. . . . . . . . . . . . .7
               (d)  No Representation or Warranty by Seller. . .7
          3.3  Inspection Obligations. . . . . . . . . . . . . .8
               (a)  Purchaser's Responsibilities . . . . . . . .8
               (b)  PURCHASER'S AGREEMENT TO INDEMNIFY . . . . .8
               (c)  Right of Termination . . . . . . . . . . . .8
          3.4  Property Conveyed "As Is. . . . . . . . . . . . .8
               (a)  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
                    BY SELLER. . . . . . . . . . . . . . . . . .8
               (c)  "Hazardous Substances" Defined . . . . . . 10
          3.5  Investigative Studies . . . . . . . . . . . . . 10
          3.6  Purchaser Represented by Counsel. . . . . . . . 11
          3.7  Purchaser's Release of Seller and Seller Parties11

IV.       Survey . . . . . . . . . . . . . . . . . . . . . . . 11
          4.1  Survey. . . . . . . . . . . . . . . . . . . . . 11

V.        Title. . . . . . . . . . . . . . . . . . . . . . . . 11
          5.1  Title Commitment. . . . . . . . . . . . . . . . 11

VI.       Remedies . . . . . . . . . . . . . . . . . . . . . . 12
          6.1  Seller's Remedies . . . . . . . . . . . . . . . 12
          6.2  Purchaser's Remedies. . . . . . . . . . . . . . 12
          6.3  Attorneys' Fees . . . . . . . . . . . . . . . . 13
          6.4  Disposition of Earnest Money. . . . . . . . . . 13

VII.      Closing. . . . . . . . . . . . . . . . . . . . . . . 13
          7.1  Closing Date. . . . . . . . . . . . . . . . . . 13
          7.2  Closing Matters . . . . . . . . . . . . . . . . 13
               (a)  Seller's Deliveries. . . . . . . . . . . . 13
               (b)  Purchaser's Deliveries . . . . . . . . . . 14
               (c)  Prorations . . . . . . . . . . . . . . . . 14
               (d)  Purchaser's Assumption . . . . . . . . . . 15
               (e)  Preparation of Documents . . . . . . . . . 15
               (f)  Survival Provisions. . . . . . . . . . . . 15
          7.3  Closing Costs . . . . . . . . . . . . . . . . . 15
          7.4  Real Estate Commissions . . . . . . . . . . . . 15

VIII.     Condemnation . . . . . . . . . . . . . . . . . . . . 16
          8.1  Condemnation. . . . . . . . . . . . . . . . . . 16

IX.       Risk of Loss . . . . . . . . . . . . . . . . . . . . 16
          9.1  Risk of Loss. . . . . . . . . . . . . . . . . . 16
          9.2  Material Loss . . . . . . . . . . . . . . . . . 16
          9.3  Non-Material Loss . . . . . . . . . . . . . . . 17
          9.4  Delay in Completion of Repairs. . . . . . . . . 17
          9.5  Postponement of Closing . . . . . . . . . . . . 17

X.        Miscellaneous. . . . . . . . . . . . . . . . . . . . 17
          10.1 Entire Agreement. . . . . . . . . . . . . . . . 17
          10.2 Agreement Binding on Parties. . . . . . . . . . 18
          10.3 Effective Date. . . . . . . . . . . . . . . . . 18
          10.4 Notice. . . . . . . . . . . . . . . . . . . . . 18
          10.5 Time of the Essence . . . . . . . . . . . . . . 19
          10.6 Place of Performance. . . . . . . . . . . . . . 19
          10.7 Currency. . . . . . . . . . . . . . . . . . . . 19
          10.8 Section Headings. . . . . . . . . . . . . . . . 19
          10.9 Obligations . . . . . . . . . . . . . . . . . . 19
          10.10 Business Days. . . . . . . . . . . . . . . . . 19
          10.11 Purchaser's Representations and Warranties . . 19
               (a)  Authority of Purchaser . . . . . . . . . . 19
               (b)  No Bankruptcy or Receivership. . . . . . . 19
          10.12 Representations and Warranties of Seller . . . 19
          10.13 Effect of Representations and Warranties . . . 20
          10.14 No Recording . . . . . . . . . . . . . . . . . 20
          10.15 Multiple Counterparts. . . . . . . . . . . . . 20
          10.16 Severability . . . . . . . . . . . . . . . . . 20
          10.17 Mandatory Arbitration. . . . . . . . . . . . . 20
          10.18 Asset Manager; Designated Representative . . . 21
          10.19 Confidentiality. . . . . . . . . . . . . . . . 21
          10.20 Limited Liability of Officers. . . . . . . . . 21
          10.21 Vesting of Title To Property . . . . . . . . . 21

JOINDER BY TITLE COMPANY . . . . . . . . . . . . . . . . . . . 23

LIST OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT "A" LEGAL DESCRIPTION OF LAND. . . . . . . . . . . . . .1

EXHIBIT "B" LIST OF DUE DILIGENCE DOCUMENTS. . . . . . . . . . .1

EXHIBIT "C" DEED . . . . . . . . . . . . . . . . . . . . . . . .1

EXHIBIT "D" BILL OF SALE ASSIGNMENT AND ASSUMPTION . . . . . . .1

EXHIBIT "E" CERTIFICATION OF NON-FOREIGN STATUS. . . . . . . . .1


     THIS AGREEMENT OF SALE AND PURCHASE ("Agreement") is made by and between TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and WALDEN RESIDENTIAL PROPERTIES, a Maryland corporation ("Purchaser"), and is as follows:

                       W I T N E S S E T H:

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the property described in Section 1. 1 below, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                I.
                   Sale and Purchase; Property

     1.1 Sale and Purchase. Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, for the price and subject to the terms, covenants, conditions and provisions herein set forth, the following:

       (a) All of that certain land more particularly described on Exhibit "A" attached hereto ("Land"), including all structures, improvements and fixtures (collectively "Improvements") thereon. The Land and the Improvements are sometimes referred to herein collectively as the "Real Property" and consist primarily of a two hundred eighteen (218) unit apartment complex (only Phase I of Princeton Meadows Apartments) located at Jacksonville, Duval County, Florida;

       (b) All right, title and interest, if any, of Seller, in and to any land lying in the bed of any street, road or access way, opened or proposed, in front of, at a side of or adjoining the Real Property("Property Rights");

      (c) All right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in Aeneas pertaining thereto, if any ("Appurtenances");

      (d) Any and all furniture, carpeting, draperies, appliances, building supplies, equipment, machinery, inventory, and other items of personal property owned by Seller and presently affixed or attached to, placed or situated upon the Real Property and used in connection with the ownership, operation and occupancy of the Real Property, and specifically excluding any items of personal property owned by lawful tenants at or on the Real Property ("Tenants") and further excluding any items of personal property owned by third parties and leased to Seller ("Personalty");

       (e) Seller's interest in all leases ("Leases") now or hereafter affecting the Real Property, together with all refundable security deposits ("Security Deposits") of Tenants held by Seller; and

       (f) Seller's interest in all assignable leasing, service, supply and maintenance contracts ("Contracts") relating to the Real Property or Personalty (subject to Section 7-2(a)(i) hereof).

The items described in (a) through (f) of this Section 1. I are hereinafter collectively called the "Property".

                               II.
                          Consideration

  2.1 Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the sale and conveyance of the Property shall be SEVEN MILLION FIVE HUNDRED FIFTY-FOUR THOUSAND AND 00/100 DOLLARS ($7,554,000.00), which shall be payable to Seller at the closing of the transaction contemplated hereby ("Closing") by wire transfer and which funds must be delivered in a manner to permit the Title Company (defined below) to deliver good funds to the Seller or its designee on the Closing Date (defined below) (and if requested by Seller, by wire transfer).

  2.2 Earnest Money.

      (a) It shall be a condition precedent to the effectiveness of this Agreement that within two (2) business days following the date upon which National Network Title Services, Ltd. ("Title Company"), 2301 Ohio Drive, Suite 202, Plano, Texas 75093, Attn:
Elizabeth Fitzpatrick, Tel.  No. 214-596-8804; Fax No. 214-867-0619),
receives a copy of this Agreement executed by both Seller and Purchaser, Purchaser deposit with Title Company by wire transfer of immediately available federal funds the amount of One Hundred Thousand and No/ I 00 Dollars ($ 1 00,000.00) (the "Earnest Money"). Simultaneously with the delivery of the Earnest Money to the Title Company by the Purchaser, Purchaser shall deliver to Seller the sum of One Hundred and No/ I 00 Dollars ($100.00) as "Independent Consideration" (herein so called), which Independent Consideration shall be retained by Seller in all instances and shall not be applied against the Purchase Price. As used herein, the term "Earnest Money" shall mean the Earnest Money plus any interest accrued thereon.

       (b) The Title Company shall deposit the Earnest Money into an interest-bearing money market account maintained at a federally insured bank or savings and loan association located in Dallas County or Collin County, Texas. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to the account, specifically including the risk of closure of such bank or savings and loan association by state and/or federal regulators, and all losses occasioned thereby. If any portion of the Earnest Money and the Independent Consideration are not delivered by Purchaser to the Title Company within the required periods, Seller may terminate this Agreement by delivering written notice to Purchaser. Upon said termination, the Title Company shall immediately return to Seller all executed originals of this Agreement in its possession. Thereafter, neither party shall have any further rights or obligations hereunder, except that if this Agreement is terminated during or after the expiration of the Inspection Period, then Purchaser's obligations to indemnify under
Section 3.3 shall survive such termination. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price at Closing. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as hereinafter provided. All interest earned shall be reported to the Internal Revenue Service as income of Purchaser. Purchaser shall promptly execute all forms reasonably requested by the Title Company.

       (c) The balance of the Purchase Price, as adjusted by the prorations and credits specified herein, less the Earnest Money, shall be paid on the Closing Date in the manner set forth in
Section 7.2.

                               III.
                            Inspection

  3.1 Inspection Period. Seller shall permit Purchaser and its authorized agents and representatives to enter upon the Real Property at all reasonable times during normal business hours to inspect and conduct reasonably necessary tests which are approved in writing by Seller, which approval shall not be unreasonably withheld. Such entry and inspections may be conducted only during the period ("Inspection Period") commencing on the Effective Date (as defined in Section 10.3) and ending on the date which is thirty
(30) days after the Effective Date; provided, however, that so long as this Agreement has not been terminated, Purchaser shall have the right to enter upon the Real Property at all reasonable times during normal business hours subsequent to the expiration of the Inspection Period and prior to Closing for the purposes of continuing its inspection of the same so long as Purchaser complies with each of the provisions of this Article III relating to such entry and inspection. Notwithstanding the foregoing, in no event shall such entry and inspection subsequent to the expiration of the Inspection Period serve to extend Purchaser's right to terminate this Agreement prior to the expiration of the Inspection Period as provided in Section 3.4 hereof. Purchaser shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Real Property at least forty-eight
(48) hours prior to such intended entry, and obtain Seller's prior written consent to any tests to be conducted. Purchaser shall bear the cost of all inspections and tests. At Seller's option, Seller may be present for any inspection or test.

  3.2  Document Review.

       (a)  Documents.  Within five (5) days of the Effective
Date, Seller shall deliver to Purchaser, to the extent they are in Seller's possession, copies of the documents described on Exhibit "B" attached hereto and incorporated herein by reference (collectively, the "Delivered Documents"). Seller agrees to allow Purchaser, its authorized agents and representatives, to inspect and make copies at its own expense, of environmental reports and studies prepared for the benefit of Seller, assessments (special or otherwise) statements, ad valorem and personal property tax bills, notices and correspondence from governmental entities, lease agreements, rent rolls, plans and specifications, operating statements, certificates of occupancy, licenses, pleadings and other documents filed in connection with litigation, and books, records, files and related items relating exclusively to the Property, if any, which are in Seller's possession at either the office of Seller or at the Property (at Seller's option) (such reports, studies, statements, bills, notices, correspondence, lease agreements, rent rolls, plans and specifications, certificates, licenses, pleadings, documents, books, records, files, and related items, together with the Delivered Documents, are hereinafter collectively referred to as the "Documents".)

       (b) Proprietary Information. Purchaser acknowledges that any and all of the Documents are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents to any party outside of Purchaser's organization except to certain of its attorneys, accountants, lenders, or investors (collectively, the "Permitted Outside Parties"). Purchaser further agrees that the Documents shall be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property and who have agreed in writing to preserve the confidentiality of such information as required herein. In permitting the Permitted Outside Parties to review the Documents or other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

       (c) Return of Documents. Purchaser shall return all of the Documents, any and all copies Purchaser has made of the Documents, and all copies of any studies, reports or test results obtained by Purchaser in connection with its inspection of the Property (collectively, "Purchaser's Information") on the earlier to occur of (i) such time as Purchaser determines that it shall not acquire the Property, or (ii) such time as this Agreement is terminated for any reason.

       (d) No Representation or Warranty by Seller. Purchaser hereby acknowledges that neither Seller nor Asset Manager (hereinafter defined) has made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Documents or the source(s) thereof, and that Seller and Asset Manager have not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and are providing the Documents solely as an accommodation to Purchaser. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in the Documents, or for any omissions from the Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto.

  3.3  Inspection Obligations.

       (a) Purchaser's Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Documents, Purchaser and its agents and representatives shall: (i) not disturb the Tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any Tenant or third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any Tenant or their guests or invitees; (v) maintain comprehensive general liability (occurrence) insurance in terms and amounts satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Property and shall deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder;
(viii) fully restore the Land and the Improvements to the condition in which the same were found before any such inspection or tests were undertaken; (ix) not reveal or disclose any information obtained during the Inspection Period concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 3.2(d) hereof; and (x) deliver to Seller a copy of all Purchaser's Information.

       (b) PURCHASER'S AGREEMENT TO INDEMNIFY. PURCHASER HEREBY INDEMNIFIES AND HOLDS SELLER AND ASSET MANAGER HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, CAUSES OF ACTION, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) (COLLECTIVELY, "CLAIMS") ARISING OUT OF PURCHASER'S INSPECTIONS OR TESTS OR ANY VIOLATION OF THE PROVISIONS OF THIS SECTION 3.3, EXCEPT FOR SUCH CLAIMS AS MAY BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

       (c) Right of Termination. If, during the Inspection Period, Purchaser shall, for any reason, in Purchaser's sole discretion, judgment and opinion, be dissatisfied with any aspect of the Property or any item examined by Purchaser pursuant to this Agreement, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the expiration of the Inspection Period, whereupon all of the provisions of this Agreement (except Section 3.3) shall terminate. Upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except as provided in Sections 3.3 and 7.4 hereof. Upon Purchaser's delivery to Seller of the Documents and Purchaser's Information, the Earnest Money shall be returned to Purchaser, subject to the operation of Sections 3.3 and 7.4.

  3.4  Property Conveyed "As Is."

       (a)  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY
SELLER. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS SET FORTH IN SECTION
10.12 HEREOF, SELLER AND ASSET MANAGER HAVE NOT MADE AND ARE NOT
NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR ENTITLED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (i) MATTERS OF TITLE (OTHER
THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED [HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING); (ii) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (iii) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (iv) WHETHER, AND THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS
AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER,
FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD;
(v) DRAINAGE; (vi) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF
SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF
ANY UNDERSHORING; (vii) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (viii) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC; (ix) USAGES OF ADJOINING PROPERTY;
(x) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (xi) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL
INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION
OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOMEE, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (xii) THE PRESENCE
OF HAZARDOUS SUBSTANCES (HEREINAFTER DEFINED) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY; (xiii) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST,
PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS;(xiv) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (xv) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY; (xvi) THE POTENTIAL
FOR FURTHER DEVELOPMENT OF THE PROPERTY; (xvii) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; (xviii) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT PURCHASER HAS NOT RELIED ON SELLER'S OR ASSET MANAGER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR (xix) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY
TAX CREDITS).

       (b) Sale "As Is". EXCEPT AS SET FORTH IN SECTION 10.12 HEREOF, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ASSET MANAGER OR ANY OF THEIR RESPECTIVE AGENTS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.
PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT RAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF TIES SECTION 3.5 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS ARTICLE III AND IN PARTICULAR THIS SECTION 3.5 ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT SUCH PROVISIONS.

       (c) "Hazardous Substances" Defined. For purposes hereof, "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended ("RCRA"), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

  3.5 Investigative Studies. As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving structural or geologic conditions or environmental, hazardous waste or hazardous substances contamination of the Property which reports, tests or studies shall be addressed to both Seller and Purchaser at no cost to Seller; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. In the event that such reports, tests or studies indicate that additional investigation may be required, either Seller or Purchaser may request (at the cost of the party requesting same) that such additional investigation be completed, provided that neither Seller nor Purchaser shall be obligated to undertake any such additional investigation and either Purchaser or Seller shall be entitled to terminate this Agreement rather than proceed with any such additional investigation. In the event such additional investigation is undertaken, the right to terminate as provided in this Section shall continue until ten (10) days after receipt of such supplemental reports, tests or studies, which receipt of reports shall be accomplished within fifteen (I 5) days from the request for same unless a longer period is mutually agreed upon by Seller and Purchaser. Seller hereby acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports and has not undertaken any independent investigation as to the truth or accuracy thereof. Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon. Purchaser shall be responsible for any and all costs, claims, damages and liabilities caused by any testing performed or requested by Purchaser.

  3.6 Purchaser Represented by Counsel. Purchaser hereby represents and warrants to Seller that: (i) Purchaser is not in a significantly disparate bargaining position in relation to Seller;
(ii) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (iii) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser's residence.

  3.7 Purchaser's Release of Seller and Seller Parties. Seller and Asset Manager are hereby released from all responsibility and liability regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, marketability or utility of the Property, or its suitability for any purpose whatsoever. Purchaser expressly acknowledges that Purchaser has not relied on any warranties, promises, understandings or representations, express or implied, oral or written, of Seller or Asset Manager or of any of their respective agents, relating to the Property which are not contained in this Agreement, and/that Purchaser is acquiring the Property in its present condition and state of repair, "as is, where is", with all defects, latent or apparent. Purchaser acknowledges that any information of any type which Purchaser has received or may receive from Seller, Asset Manager or their respective agents, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information being furnished without any warranty whatsoever. Purchaser agrees that Purchaser will not attempt to assert any liability against Seller, its officers, employees, agents, controlling persons or affiliates ("Seller Parties") for furnishing such information, and Purchaser agrees to indemnify and hold the Seller Parties free and harmless for, from and against any and all such claims of liability by Purchaser. This indemnity shall survive Closing or the earlier termination of this Agreement.

                               IV.
                              Survey

  4.1 Survey. Within ten (10) days of the Effective Date, Seller shall deliver to Purchaser a copy of the survey ("Survey") of the Real Property currently in the possession of Seller, if any. If revisions, modifications, or recertifications to the Survey are necessary in order for the Title Company to delete the survey exception from the Title Policy (as defined in Section 5. 1.) or for the Title Company to issue the Title Policy without the standard exceptions, or to otherwise satisfy Purchaser's objectives, all such costs shall be borne exclusively by Purchaser.

                                V.
                              Title

  5.1 Title Commitment. Within ten (10) days after the Effective Date, Seller shall furnish to Purchaser a title commitment (the "Commitment"), by the terms of which Title Company, as issuing agent for Chicago Title Insurance Corporation, agrees to issue to Purchaser at Closing an owner's policy of title insurance (the "Title Policy") in the amount of the Purchase Price on the standard ALTA form used in the State of Florida, insuring Purchaser's fee simple title to the Real Property to be good and marketable, subject to the terms of such policy and the title exceptions. As used herein, the term "Title Objection Period" shall mean a period commencing on the first day following Seller's delivery to Purchaser of the Survey and Commitment and ending ten (10) days thereafter. All matters shown on the Survey and exceptions listed in the Commitment which are not objected to by Purchaser by delivery of written notice to Seller within the Title Objection Period shall be conclusively deemed to be acceptable to Purchaser. In the event Purchaser timely objects to any title exception or Survey matter ("Title Objection"), Seller may, but shall not be obligated to, cure such Title Objection; provided, however, if Seller is able and willing to eliminate or cure such Title Objection, Seller shall notify Purchaser in writing within five (5) days after the Title Objection Period ("Seller's Notice Period") of such facts (said notice hereinafter called "Seller's Title Notice"), in which case the elimination or curing of the Title Objection shall be completed on or before the Closing Date (as defined in Section 7.1). In the event Seller does not deliver Seller's Title Notice to Purchaser within Seller's Notice Period, Purchaser is deemed to be notified that Seller is unable or unwilling to cure the Title Objection. In the event Seller (i) does not deliver Seller's Title Notice, or (ii) notifies Purchaser that Seller is unable or unwilling to cure any Title Objection, Purchaser shall be deemed to have waived the Title Objections unless, within five (5) days following the expiration of Seller's Notice Period, Purchaser delivers to Seller written notice terminating this Agreement. Notwithstanding anything herein to the contrary, in the event that Purchaser's right to terminate this Agreement pursuant to any provision of this Section 5.1 has not expired prior thereto, it shall expire upon expiration of the Inspection Period. As used in this Agreement, the term "Permitted Exceptions" shall mean all matters either shown on the Survey or listed in the Commitment as either exceptions or exclusions to which Purchaser does not raise a Title Objection within the Title Objection Period or, having objected, Purchaser waives or is deemed to have waived in accordance with the provisions of this Section 5.
1. Notwithstanding the foregoing, Purchaser and Seller acknowledge that although Seller has no obligation to cure any title matters (whether or not the same constitute Title Objections), Seller does agree (subject to Purchaser's full performance hereunder) to deliver title to the Property at Closing free and clear of any and all liens of the deeds of trust and/or mortgages created by Seller, as reflected on the Commitment. Furthermore, Seller has no obligation to ensure that the Title Company will provide extended or comprehensive coverage or any endorsements or amendments thereto, all of which, if Purchaser elects to obtain such coverage, shall be Purchaser's responsibility and shall be at Purchaser's expense.

  In the event of termination of this Agreement pursuant to this
Section 5.1, upon Purchaser's delivery of the Documents and the Purchaser's Information, the Earnest Money shall be delivered to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except for the rights and obligations arising pursuant to Sections 3.3, 3.5 and 7.4.

                               VI.
                             Remedies

  6.1 Seller's Remedies. Other than the matters provided in Sections 3.3 and 7.4 hereof, in the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder, Seller shall be entitled to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that the Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair and reasonable estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. Provided further, however, in the event of Purchaser's default or a termination of this Agreement and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have the right to submit its claims to arbitration in accordance with the provisions of Section 10.16 in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property. In all other events Seller's remedies shall be limited to those described in Sections 3.3. 6.1. 6.3, 6.4 and 7.4.

  6.2 Purchaser's Remedies. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and, upon delivery of the Documents and the Purchaser's Information, recover the Earnest Money in accordance with Section 6.4, or (ii) enforce specific performance. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ninety (90) days following the Closing Date or, having given such notice fails to file a lawsuit asserting said claim or cause of action in Duval County, Florida, within one hundred eighty (I
80) days following the Closing Date. Purchaser's remedies shall be limited to those described in Sections 6.2. 6.3 and 6.4. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY, BEYOND ITS INTEREST IN THE PROPERTY, FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

  6.3 Attorneys' Fees. In the event either party hereto is required to employ an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

  6.4 Disposition of Earnest Money. In the event of a termination of this Agreement by either Seller or Purchaser, Title Company is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the fifth (5th) day following receipt by the Title Company and non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Title Company that it disputes the right of the other party to receive the Earnest Money. In such event, the Title Company shall interplead the Earnest Money into a court of competent jurisdiction in Duval County, Florida. All attorneys' fees and costs and Title Company's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution. Notwithstanding the foregoing, in the event this Agreement is terminated and Purchaser is entitled to receive the Earnest Money, Title Company is not authorized to deliver the Earnest Money to Purchaser unless and until Seller notifies Title Company in writing that it has received the Documents and the Purchaser's Information. Seller agrees to deliver said notice promptly following its receipt of the Documents and the Purchaser's Information.

                               VII.
                             Closing

  7.1 Closing Date. The Closing shall be held in the offices of the Title Company (or such other location as may be mutually agreed upon by Seller and Purchaser) at 10:00 a.m. (Central Daylight Savings Time) on or before the fifteenth (15th) day following the expiration of the Inspection Period.

  7.2  Closing Matters.

       (a) Seller's Deliveries. At Closing, Seller shall deliver:

            (i)  to the extent available and in Seller's
possession or control, originals of all Leases and Contracts affecting the Real Property;

            (ii) possession of the Property, subject to the rights of Tenants and the Permitted Exceptions;

            (iii)     to the extent available and in Seller's
possession, copies of all necessary permits issued by appropriate governmental authorities and utility companies relating to the Property;

            (iv) an executed and acknowledged special warranty deed ("Deed") in the form set forth in Exhibit "C" conveying the Real Property;

            (v) a bill of sale, assignment and assumption in the form of Exhibit "D" ("Bill of Sale, Assignment and Assumption"), executed and acknowledged by Seller, conveying without warranty the Personalty and assigning Seller's interest in the Leases and all assignable non-cancelable or approved (by Purchaser) cancelable Contracts. Seller shall assign the Leases and Contracts to Purchaser at Closing, and Purchaser shall assume all liability thereunder. Purchaser hereby agrees (which agreement shall survive the closing) to indemnify, defend, and hold Seller free and harmless from any loss, injury, liability, damage, claim, lien, cost or expense, including attorneys' fees and costs, arising out of any claims related to such Leases and Contracts relating to acts or omissions occurring from and after the Closing Date; and

            (vi) a certificate of Seller respecting the "non-foreign" status of Seller in the form set forth in Exhibit "E" attached hereto.

       (b) Purchaser's Deliveries. At Closing, Purchaser shall deliver:

            (i) the remaining funds for the Purchase Price to the Title Company (all monies Purchaser is required to deliver shall be sent by wire transfer of immediately available federal funds to the account-designated by Title Company and available for disbursement no later than 2:00 p.m. [Central Daylight Savings Time] on the Closing Date);

            (ii) the Bill of Sale, Assignment and Assumption, duly executed and acknowledged by Purchaser; and

            (iii) such other documents as may be reasonably required by Seller or Title Company, including, but not limited to, a certified copy of a resolution of the board of directors of Purchaser (if a corporation) authorizing Purchaser to consummate the purchase of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing.

       (c) Prorations. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Purchaser for the date of
Closing: Rents; fees and assessments; prepaid expenses and obligations under Contracts; accrued expenses; ad valorem taxes and other personal property taxes and assessments (collectively, "Ad Valorem Taxes") for the year of Closing on a due date basis paid in advance; and tax service costs ("Tax Service Costs"), if any, incurred by Seller in connection with obtaining a reduction in the ad valorem tax valuation of the Property for the year of Closing.

            (i) If the Ad Valorem Taxes for the year of Closing are not known or cannot be reasonably estimated, taxes shall be adjusted based on taxes for the year prior to closing. If the Tax Service Costs incurred in the year of Closing are not known, the costs will be adjusted based on the best information available to Seller at the time of Closing. Any additional Ad Valorem Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be paid by Purchaser when assessed. The provisions of this
Section 7.2(.Q) shall survive Closing.

            (ii) Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date and, where necessary, post deposits with the utility companies. Purchaser shall further ensure that all utility meters are read as of the Closing Date. Seller shall pay all utilities up to and including the Closing Date and all utilities thereafter shall be paid for by Purchaser. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date. To the extent Purchaser fails to provide, where required, deposits to any such utility company(ies) so as to prevent the timely release of Seller's deposit(s) by the utility company(ies) on the Closing Date, the amount of such deposit(s) shall be credited to Seller and the Purchase Price shall be adjusted accordingly. In such event, the deposit(s) will be assigned to Purchaser, who shall have rights to have the deposit(s) released to it upon satisfaction of the conditions imposed by the utility company(ies).

            (iii) Seller shall retain the Security Deposits, if any, and the amount thereof (as reflected in the lease files) shall be credited to the Purchase Price.

            (iv) At Closing, Seller shall pay to the Purchaser, in cash, the amount of any rents paid to the Seller by Tenants for the Closing Date and periods subsequent to the Closing Date. No proration shall be made for rents and other charges delinquent as of the Closing Date (collectively, "Delinquent Rents"). All Delinquent Rents collected on or after the Closing Date shall be allocated to the earliest month for which rental is still due for that Tenant. Any Delinquent Rents collected by Purchaser after Closing, shall be forthwith paid by Purchaser to Seller. Seller shall be entitled to collect all Delinquent Rents. Once any Delinquent Rents are in excess of ninety (90) days past due, all rights to pursue collection of such amounts shall vest solely in Seller; provided, however, that Seller shall not be entitled to pursue eviction proceedings in connection with any such legal action.

       (d) Purchaser's Assumption. Purchaser agrees to: (i) assume and perform all of the covenants of Seller and Seller's predecessor in title pursuant to the Leases and Contracts, which are performable subsequent to the Closing Date; (ii) deliver written notice ("Security Deposit Notice") to each of the Tenants of the Property in form reasonably satisfactory to Seller, to the effect, among other things, that Purchaser has assumed all liability with respect to the Security Deposits; (iii) on or before ten (10) days following the Closing Date, deliver to Seller a certification to the effect that the Security Deposit Notices have been delivered to all Tenants of the Property; and (iv) collect on behalf of Seller all Delinquent Rents and deliver all such sums collected to Seller promptly thereafter. Purchaser indemnifies and holds Seller harmless from and against any and all claims, costs and expenses (including reasonable attorneys' fees) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 7.2(d).

       (e) Preparation of Documents. All of the documents to be executed at Closing shall be in the form prepared to the satisfaction of Seller's counsel and delivered to Purchaser on or before two (2) days prior to the Closing Date.

       (f)  Survival Provisions.  The agreements set forth in
Section 7.2(c) and (d) shall survive the Closing and be enforceable until fully performed.

  7.3  Closing Costs.  Except as otherwise provided in Sections
6.3 and 6.4, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction that is the subject of this Agreement. Any escrow fee charged by the Title Company shall be paid 1/2 by Seller and 1/2 by Purchaser. Subject to the foregoing in this Section 7.3, Seller shall pay only the costs for the Commitment, the Title Policy (except for extended or comprehensive coverage, any endorsements or amendments thereto or any Title Company inspection fees, which shall all be at the cost and expense of Purchaser) and one-half (1/2) of any and all recording, transfer and documentary stamp fees or taxes. Other than the costs and fees which are to be paid by Seller pursuant to the preceding sentence, Purchaser shall pay any and all other costs, fees or taxes, including, without limitation, the other one-half (1/2) of all recording, transfer and documentary stamp fees or taxes and any and all mortgage fees or taxes, and all other closing costs of any nature and costs of any inspections or tests Purchaser authorizes or conducts.

  7.4 Real Estate Commissions. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                              VIII.
                           Condemnation

  8.1 Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a Material Portion (as hereinafter defined) of the Real Property, and the same is not dismissed on or before ten (IO) days prior to Closing, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the earlier to occur of (a) ten (10) days following notice by Seller to Purchaser of such condemnation, or (b) the Closing Date. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have elected to close the acquisition of the Property subject to such condemnation and waives any right to terminate this Agreement as a result thereof. For purposes of this Section, a "Material Portion" shall mean that portion of the Real Property which, if taken or condemned, would reduce the value of the Property by not less than $1,000,000.00 or twenty-five percent (25%) of the Purchase Price, whichever is greater. Notwithstanding anything to the contrary herein, if any eminent domain proceeding is instituted (or notice of which shall be given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights had not been taken, Purchaser shall not be entitled to terminate this Agreement as to any part of the Real Property, but any award resulting therefrom shall be the exclusive property of Purchaser upon Closing. In the event Purchaser elects to terminate this Agreement under this Section 8.1, the Earnest Money shall be returned to Purchaser upon Seller's receipt of the Documents and Purchaser's Information in accordance with Section 6.4, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except as otherwise provided in Sections 3.3 and 7.4 hereof. If Purchaser waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Purchaser shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.

                               IX.
                           Risk of Loss

  9.1 Risk of Loss. Until Closing, Seller alone shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively, "Casualty"). If, prior to the Closing, any of the Improvements shall be damaged by a Casualty, Seller shall deliver to Purchaser written notice ("Casualty Loss Notice") of such Casualty after it has made its termination determination provided for in Section 9.2 hereof.

  9.2 Material Loss. For the purposes of Section 9.2 and 9.3, "Material Damage" shall mean damage to the Improvements of such nature that the cost of restoring the same to their condition prior to the Casualty will, in Seller's determination, exceed the greater of $ 1,000,000.00 or twenty-five percent (25%) of the Purchase Price, whether or not such damage is covered by insurance. If, in Seller's determination, the Improvements have sustained Material Damage by a Casualty, Seller may, at its option, terminate this Agreement by delivering written notice to Purchaser on or before Closing, and neither party hereto shall have any further rights or obligations hereunder (except pursuant to Section 3.3 and 7.4 hereof). In the event Seller does not so terminate this Agreement, Purchaser may, at its sole option, within fifteen (15) days after delivery of the Casualty Loss Notice, either (a) terminate this Agreement by delivering written notice of same to Seller, or (b) waive its right of termination and proceed to close this transaction in accordance with the terms hereof (clause (b) shall be referred to herein as the "Waiver Option"). Failure of Purchaser to deliver written notice of termination within said fifteen (I 5) day period shall be conclusively deemed to be an election by Purchaser of the Waiver Option. In the event Seller or Purchaser elects to terminate this-Agreement under this Section 9.2, the Earnest Money shall be returned to Purchaser upon Seller's receipt of the Documents and Purchaser's Information and thereafter neither party to this Agreement shall thereafter have any further rights or obligations hereunder, except as otherwise provided in Sections 3.3 and 7.4 hereof. If Purchaser elects the Waiver Option, then at the option of Seller, (a) Seller shall repair the Improvements to substantially their condition prior to such damage, or (b) Seller shall deliver to Purchaser an amount equal to the deductible and assign to Purchaser all of its rights in the resulting casualty insurance proceeds [but the amount of such deductible plus insurance proceeds shall not exceed the lesser of
(i) the cost of repair or (ii) the Purchase Price] and a pro rata share of the rental or business loss proceeds, if any, from the insurance coverage. In the event Seller elects to assign insurance proceeds, (A) Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds, and (B) all casualty insurance proceeds payable as a result of the loss (subject to the limitation herein described) and Purchaser's pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing.

  9.3 Non-Material Loss. In the event, in Seller's determination, the Improvements have sustained less than Material Damage by a Casualty, the rights and obligations of the parties shall not be affected thereby and at the option of Seller, (a) Seller shall repair the Improvements to substantially their condition prior to such damage, or (b) Seller shall deliver to Purchaser an amount equal to the deductible and assign to Purchaser all of its rights in the resulting casualty insurance proceeds [but the amount of such deductible plus insurance proceeds shall not exceed the lesser of (i) the cost of repair or (ii) the Purchase Price) and a pro rata share of the rental or business loss proceeds, if any, from the insurance coverage. In the event Seller elects to assign insurance proceeds, (A) Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds, and (B) all casualty insurance proceeds payable as a result of the loss (subject to the limitation herein described) and Purchaser's pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing.

  9.4 Delay in Completion of Repairs. If Seller has elected to repair and if the repairs cannot be completed by the Closing Date, the Seller may, at Seller's option, and following notice to Purchaser of Seller's exercise of such option on or before Closing, postpone the Closing Date until five (5) days following substantial completion of the repairs, notwithstanding anything in Section 7.1 of this Agreement to the contrary.

  9.5 Postponement of Closing. If, as a result of a Casualty, any determination (including, but not limited to, a determination by arbitration), election or agreement required by the terms of this Article IX is not made by the Closing Date, the Closing Date shall be extended until twenty (20) days after said determination, election or agreement is made, subject to such further extension as may be allowed by the terms of this Article IX, notwithstanding anything in Section 7.1 of this Agreement to the contrary; provided, however, if said determination, election or agreement has not been made within thirty (30) days following the originally scheduled Closing Date, this Agreement shall automatically terminate and, provided that Purchaser is not in default hereunder, neither party shall have any further rights or obligations hereunder (except pursuant to Sections 3.3 and 7.4 hereof) and the Earnest Money shall be returned to Purchaser following Purchaser's delivery of the Documents and Purchaser's Information in accordance with Section 6.4.

                                X.
                          Miscellaneous

  10.1 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

  10.2 Agreement Binding on Parties. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance with Section 2.2, (iii) the Inspection Period shall be deemed to have ended, (iv) Purchaser shall remain primarily liable for the performance of Purchaser's obligations, (v) Purchaser shall agree to reimburse Seller for its attorneys' fees and expenses, if any, incurred in connection with revisions to the closing documents, and (vi) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least ten (10) days prior to Closing.

  10.3 Effective Date. The Effective Date of this Agreement shall be the date on which the Title Company acknowledges (by execution of the Joinder by Title Company) its receipt of a copy of this Agreement executed by both Seller and Purchaser and receipt of the Earnest Money. The execution hereof by Purchaser shall constitute an offer by Purchaser to Seller to purchase the Property on the terms and conditions herein stated, which must be accepted by Seller on or before 5:00 P.M. on or before the third (3rd) day after receipt, by the execution hereof by Seller. If Purchaser's offer is not timely accepted, this Agreement shall be thereafter null and void.

  10.4 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by (i) depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (ii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, (iii) by facsimile, evidenced by confirmed receipt, such facsimile notice to be followed by notice by one of the other delivery methods described in this Section 10.4, or (iv) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne Express, Emery or Purolator. Notice deposited in the mail in the manner hereinabove described shall be effective on the third day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 A.M. and 5:00 P.M. [Central Daylight Savings Time] of any business day, with delivery made after such hours to be deemed received the following business day. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

     Seller:     Mr. Paul Harris
                 TE-Two Real Estate Limited Partnership
                 c/o J.E. Robert Companies, Inc.
                 600 E. Las Colinas Boulevard, Suite 1900
                 Irving, Texas 75039
                 Fax:    (214) 868-2560

     with copy to:    Charles T. Clark, Esq. and
                      Joel S. Reed, Esq.
                      Winstead Sechrest & Minick P.C.
                      1201 Elm Street, Suite 5400
                      Dallas, Texas 75270
                      Fax:    (214) 745-5390

     Purchaser:  Mr. Marshall B. Edwards
                 Walden Residential Properties, Inc.
                 One Lincoln Centre - Lock Box 45
                 5400 LBJ Freeway, Suite 400
                 Dallas, Texas 75240
                 Fax: (214) 788-1550

     with copy to:   Ms. Robin Minick
                     Munsch Hardt Kopf Harr & Dinan
                     4000 Fountain Place
                     1445 Ross Avenue
                     Dallas, Texas 75202
                     Fax:    (214) 855-7584

  The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

  10.5 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

  10.6 Place of Performance. This Agreement is made and shall be performable in Duval County, Florida, and shall be construed in accordance with the laws of the State of Florida.

  10.7 Currency.  All dollar amounts are expressed in United
States currency.

  10.8 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

  10.9 Obligations. To the extent necessary to carry out the terms and provisions hereof, and unless otherwise specifically provided elsewhere herein, the terms, conditions, obligations and rights set forth herein shall not be deemed terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing.

  10.10 Business Days. To the extent available and in Seller's possession or control, originals of all Leases and Contracts affecting the Real Property.

  10.11     Purchaser's Representations and Warranties.

       (a) Authority of Purchaser. Purchaser represents and warrants that Purchaser has full right, power and authority to enter into this Agreement and, at Closing, will have full right, power and authority to consummate the sale provided for herein.

       (b) No Bankruptcy or Receivership. That at no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser, and if Purchaser is a partnership, to any general partners of Purchaser: (i) the commencement of a case under Title I I of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or
(vi) a dissolution or liquidation, death or incapacity.

  10.12 Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:

       (a) Seller has full right, power and authority to enter into this Agreement and, at Closing will have full right, power and authority to consummate the sale provided for herein.

       (b) Seller has no actual knowledge of any breach or violation of any legal requirement, ordinance, regulation, order, decree, law or statute pertaining to the Real Property or any portion thereof and, to the best of Seller's actual knowledge, the Real Property is not currently subject to any pending condemnation action.

  10.13 Effect of Representations and Warranties. Where the foregoing representations, warranties and covenants of Seller or Purchaser are qualified to the best of such party's knowledge or words of similar import, such phrase shall mean matters of which such party has current, actual knowledge, without the obligation or duty to undertake any independent investigation or inquiry whatsoever. Neither party shall be entitled to bring any action, suit or proceeding or seek any other right or remedy against the other party for a breach of any warranty or covenant hereunder or as a result of any misrepresentation made by such party herein unless the aggrieved party has given the defaulting party reasonably detailed written notice of such breach within twelve
(12) months after Closing.

  10.14 No Recording. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination all Earnest Money shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other except as provided in Sections 3.3 and 7.4.

  10.15 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which is to be deemed an original for all purposes.

  10.16 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

  10.17 Mandatory Arbitration. The parties hereby agree to submit all controversies, claims and matters of difference arising out of or relating to this Agreement and the transactions contemplated hereby to binding arbitration in the County of Duval, State of Florida, in accordance with the rules and practices of The American Arbitration Association from time to time in effect (the "Rules"). This submission and agreement to arbitrate shall be mandatory, exclusive and specifically enforceable. All references in this Agreement to litigation between Purchaser and Seller, shall be governed by the provisions of this Section 10, 16. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose:

       (a) All questions relating to the breach of any obligation, warranty, representation, covenant or agreement hereunder or under any Exhibit hereto and all questions relating to the construction and interpretation thereof,

       (b) All questions relating to representations, negotiations and other proceedings leading to the execution hereof and all modifications of this Agreement of every nature and description;

       (c) Failure of any party to deny or reject a claim or demand of another party;

       (d) All questions as to whether the right to arbitrate any questions exists or as to the existence of any agreement to arbitrate; and

       (e) All issues raised by any subsequent alleged amendment hereto, whether written or oral, unless such amendment expressly cancels this arbitration provision in writing signed by all affected parties hereto.

  The parties may agree on a retired judge as sole arbitrator. In the absence of such agreement, there shall be three (3) arbitrators, selected in accordance with the Rules: one (1) attorney and/or retired judge, one (1) expert in commercial mortgage and real estate transactions, and one (1) certified public accountant. A decision agreed on by two (2) of the arbitrators shall be the decision of the arbitration panel; provided however, that in the case of monetary damages, if there is no agreement of two arbitrators as to the amount of the award, then the final award of the arbitration panel for the purpose of this Agreement shall be the amount left after excluding the highest and lowest amounts.
The parties agree to abide by all awards rendered in such proceedings. Any award shall include costs and reasonable attorneys' fees to the successful party. Such awards shall be final and binding on all parties. There shall be no appeal therefrom, other than for fraud or misconduct. All awards may be filed with the clerk of one or more courts, State or Federal, having jurisdiction over the party against whom such an award is rendered or its property as a basis of judgment and of the issuance of an order authorizing execution for collection. Nothing in this Agreement and/or the Exhibits hereto shall be deemed to prevent the arbitration panel from exercising authority to permit exercise by a party of its legal and/or equitable remedies, including the right of offset. It is understood by the parties that there is not intended in this Agreement or any Exhibit hereto that there be a waiver of a party's right to any remedy which may be enforced through arbitration, specifically including, without limitation, the right of setoff and injunctive relief.

  10.18 Asset Manager; Designated Representative. Owner has engaged J.E. Robert Companies, Inc. ("Asset Manager") to provide certain asset management services with respect to the Property, including acting as a liaison between Owner and Purchaser in connection with the Property and this Agreement. The Asset Manager will appoint one or more representatives ("Designated Representative(s)") to deal with Purchaser. Purchaser understands and agrees that the Asset Manager and its Designated Representative(s) have the authority to take any actions, grant any approvals, consents, acceptances or directions, on behalf of Owner (including entering into this Agreement on behalf of Owner) unless and until Owner has given written notice to Purchaser that such authority has been amended, modified or terminated.

  10.19 Confidentiality. The parties hereto hereby agree that they will maintain the confidentiality of all information and materials provided to each other in connection herewith and the terms of the transaction contemplated hereby, the contents of this Agreement and related documents, if any, except that Purchaser may disclose material terms which are required to be disclosed by applicable securities laws or as required by any national securities exchange on which Purchaser's common stock may be listed and Purchaser may include a copy of this Agreement and in its filings with the Securities and Exchange Commission.

  10.20 Limited Liability of Officers. This Agreement and all documents, agreements, understandings, and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or director of Purchaser which has been formed as a Maryland corporation pursuant to the Articles of Incorporation of Purchaser, and not individually, and neither the directors, officers or stockholders of Purchaser shall be bound or have any personal liability hereunder or thereunder. Seller shall look solely to the assets of Purchaser for satisfaction of any liability of the Purchaser in respect of this Agreement and all documents, agreements, understandings and arrangements relating to the transaction contemplated by this Agreement and will not seek recourse or commence any action against any of the directors, officers or stockholders of Purchaser or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

  10.21 Vesting of Title To Property. Purchaser may assign its rights and obligations under this Agreement to an affiliate of Purchaser upon written notice to Seller not less than five (5) days prior to Closing; provided, however, that such assignee must expressly assume the obligations of Purchaser hereunder; and notwithstanding such assumption by Assignee, Purchaser shall remain fully liable for the obligations of Purchaser under this Agreement.

                         SELLER:

                         TE-TWO REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:    WH-JER TE-Two Investors, L.P.,
                                a Delaware limited partnership,
                                its general partner

                           By:  JER TE-Two Services, Inc.,
                                a Virginia corporation,
                                its general partner

DATE:  July ____, 1996               By:    _________________________
                                     Name:  _________________________
                                     Title: _________________________


                           PURCHASER

                           WALDEN RESIDENTIAL PROPERTIES, INC.,
                           a Maryland corporation


DATE:  July ____, 1996               By:    _________________________
                                     Name:  Marshall B. Edwards
                                     Title: President


                     JOINDER BY TITLE COMPANY

  National Network Title Services, Ltd., referred to in this Agreement as the "Title Company," hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the day of July, 1996, and accepts the obligations of the Title Company as set forth herein. It further acknowledges that it received the Earnest Money on the _____ day of July, 1996. The Title Company hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement.

                           NATIONAL NETWORK TITLE SERVICES, LTD.


DATE:  July ____, 1996      By:    _________________________
                            Name:  _________________________
                            Title: _________________________

                           Address:  2301 Ohio Drive, Suite 202
                                     Plano, Texas 75093
                                     Attn:  Elizabeth Fitzpatrick

                         LIST OF EXHIBITS

Exhibit "A"  -  Legal Description of Land
Exhibit "B"  -  List of Due Diligence Documents
Exhibit "C"  -  Deed
Exhibit "D"  -  Bill of Sale, Assignment and Assumption
Exhibit "E"  -  Certificate of Non-Foreign Status

                           EXHIBIT "A"
                    LEGAL DESCRIPTION OF LAND

PARCEL A:

A portion of Section 26, Township 3 South, Range 27 East.  Duval
County, Florida, being more particularly described as follows:
Commence at the corner common to Sections 23 24, 25 and 26, said point being located in the centerline of Baymeadows Road (formerly
San Clarc Road, a 100 foot right of way as now established): thence
South 00 Degrees 29' 04" East, along the line dividing said Sections 25 and 26, 234.09 feet to the Southerly right of way line of Baymeadows Bypass Road (a 100 foot right of way as described and recorded in Official Records Volume 3310 page 1198 of the public records of said county); thence Northwesterly along said Southerly right of way line and along and around the arc of a curve concave Southwesterly and rating a radius of 1859.86 feet, an arc distance of 799.06 feet, said arc being subtended by a chord bearing and distance of North 75 Degrees 57' 58" West, 783.16 feet to the POINT OF BEGINNING) thence continue along said Southerly of way line, along and around the arc of said curve, an arc distance of 45.33 feet, said arc being subtended by a chord bearing and distance of North
88 Degrees 31' 00" West, 45.33 feet to the point of tangency of said curve; thence North 89 Degrees 31' 00" West, along the Southerly line of Baymeadows Road (a 100 foot right of way as now established),
130.29 feet; thence South 00 Degrees 29' 00" West, 707.81 feet; thence South 89 Degrees 31' 00" East, 266.97 feet to an intersection with a curve leading Northerly; thence along and around concave Easterly and having a radius of 1386.50 feet, an arc distance of 361.91 feet, said arc being subtended by a chord bearing and distance of North
06 Degrees 59' 40" West, 360.88 feet to the point of tangency of said curve; thence North 00 Degrees 29' 00" East, 324.46 feet to the point of curvature of a curve to the left, thence along and a concave
Southwesterly and having a radius of 25.00 feet, an arc distance of
38.66 feet, said arc being subtended by a chord bearing and distance of North feet to the point of beginning.

PARCEL B:

A portion of Section 26, Township 3 South, Range 27 East, Duval
County, Florida, being more particularly described as follows:
Commence at the corner common to Sections 23 24, 25 and 26; thence
South 00 Degrees 19' 04" East, along the line dividing said Sections 25 and 26, 234.09 feet to the Southerly right of way line of Baymeadows Bypass Road (a 100 foot right of way as described and recorded in Official Records Volume 3310 page 1198 of the public records of said county); thence Northwesterly along said Southerly right of way Iine and along and around the arc of a curve concave Southwesterly and having a radius of !859.96 feet, an arc distance of 789.06 feet, said arc being subtended by a chord bearing and distance of North 75 degrees 57' 56" West, 793.16 feet to the point of reverse curvature of a curve leading Southeasterly; thence along and around the arc of a curve concave Southwesterly and having a radius of 25.00 feet, an arc distance of 38.66 feet, said arc being subtended by a chord bearing and distance of South 43 degrees 49' 09"
East, 34.92 feet to the point of tangency of said curve; thence
South 00 degrees 29' 00" West, 324.46 feet to the Point of curvature of a curve to the left; thence along and around the arc of a curve concave Easterly and having a radius of 1386.50 feet, an arc distance of 361.91 feet, said arc being subtended by a chord bearing and distance of South 06 degrees 59' 40" East, 360.88 feet to the POINT OF BEGINNING, thence continue along and around the arc of said curve, an arc distance of 116.02 feet, said arc being subtended by a chord bearing and distance of South 16 degrees 52' 10"
East, 115.99 feet to a point on said curve; thence South 19 degrees 15'
56" East, 266.37 feet to the intersection of a curve leading
Southwesterly; thence along and around the arc of a curve concave Northwesterly and having a radius of 270.00 feet an arc distance of
517.18 feet, said arc being subtended by a chord bearing and distance of West, 441.67 feet to the point of tangency of said curve; thence North 89 degrees 31' 00" West, 237.47 feet; thence North 00 degrees 29' 00" East, 22.65 feet; thence North 29 degrees 17' 14" West, 35.10 feet; thence North 00 degrees 29' 00" East, 396.10 feet; thence South 89 degrees 31' 00" East, 540.82 feet to the point of beginning.


                           EXHIBIT "B"
                 LIST OF DUE DILIGENCE DOCUMENTS

A.  Rent Roll dated June 1996

B. Monthly Operating Statements for the calendar year 1995 and the months of January 1996 through May 1996

C.  1995 Ad Valorem Tax Bill

D.  Environmental Report

E.  Service Contracts

F.  Schedule of Capital Expenditures for the calendar year 1995 and the months of January 1996 through May 1996

G.  Current Personal Property Inventory


                           EXHIBIT "C"
                              DEED

     This Deed, made this _____ day of ____________________,1996, by and between TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Grantor"), the address of which is c/o
J.E. Robert Companies, 600 E. Las Colinas Blvd., Irving, Texas 75039, and WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation ("Grantee"), the address of which is One Lincoln Centre - Lock Box 45, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75240.

                           WITNESSETH:

     For valuable consideration paid to Grantor by Grantee, the receipt of which is hereby acknowledged, Grantor does hereby grant, bargain, sell and convey to Grantee that certain real property situated in the City of Jacksonville, Duval County, Florida, more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining (the "Premises"), and all the estate, right, title, interest, claim or demand whatsoever, of Grantor, either in law or equity, of, in and to the above described Premises, subject to those matters set forth in Exhibit "B" attached hereto and made a part hereof.

     Grantor does hereby wan-ant and will defend the title to the Premises, subject to those matters set forth on Exhibit "B" attached hereto, against the lawful claims of all persons whomsoever claiming by, through or under Grantor but not otherwise.

     EXCEPT AS SPECIFICALLY STATED HEREIN, GRANTOR HAS NOT MADE AND IS NOT NOW MAKING, AND GRANTOR SPECIFICALLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER
THAN GRANTOR'S WARRANTY OF TITLE SET FORTH HEREIN); (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (IV) WHETHER, AND THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN,
FLOODWAY OR SPECIAL FLOOD HAZARD; (V) DRAINAGE; (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FELL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC; (DC) USAGES OF ADJOINING PROPERTY;
(X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES (AS DEFINED IN FEDERAL, STATE OR LOCAL LAWS AND REGULATIONS) IN OR ON, UNDER OR IN THE VICINITY OF THE
PROPERTY; (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (UV) THE EXISTENCE OR NONEXISTENCE OF UNDERGROUND STORAGE TANKS; (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY; (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER, BY ITS ACCEPTANCE HEREOF, AFFIRMING THAT PURCHASER HAS NOT RELIED ON GRANTOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT GRANTOR MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR (XIX) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). THE CONVEYANCE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" BASIS, WITH ALL FAULTS.

     IN WITNESS WHEREOF, Grantor has executed this deed on the day and year first above written.


                         GRANTOR:

                         TE-TWO REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:  WH-JER TE-Two Investors, L.P.
                              a Delaware limited partnership,
                              its general partner

                              By:  JER TE-Two Services, Inc.,
                                   a Virginia corporation,
                                   its general partner


                                   By:    _________________________
                                   Name:  _________________________
                                   Title: _________________________


STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was ACKNOWLEDGED before me, on the _____ day of ____________________, 1996, by the of JER TE-Two Services, Inc., a Virginia corporation, the general partner of WH-JER TE-Two Investors, L.P., a Delaware limited partnership, the general partner of TE-TWO REAL
ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership on behalf of said corporation and said limited partnerships.



[S E A L)                          _____________________________
Notary Public, State of Texas      Notary Public, State of Texas
My Commission Expires:

                                   _____________________________
                                   Printed Name of Notary Public


Grantee's Address for Tax Notices:

Walden Residential Properties, Inc.
One Lincoln Centre - Lock Box 45
5400 LBJ Freeway, Suite 400
Dallas, Texas 75240
Attn:  Mr. Marshall B. Edwards

When recorded. return to:

Joel S. Reed, Esq.
Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270


                           EXHIBIT "D"
              BILL OF SALE ASSIGNMENT AND ASSUMPTION

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made the _____ day of ____________________, 1996, by and between TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), and WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation ("Assignee").

                           WITNESSETH:

  For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

  1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

       A. All right, title and interest of Assignor in and to all tangible personal property ("Personalty") set forth in the inventory on Exhibit "B" attached hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Duval, State of Florida, as more particularly described in Exhibit "A" attached hereto and made a part hereof ("Real Property"), but excluding tangible personal property owned or leased by Assignor's property manager or the tenants of the Real Property under the "Tenant Leases" (as defined below).

       b. All right, title and interest of Assignor in and to those certain leases described on Exhibit "C", attached hereto and made a part hereof (the "Tenant Leases"), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

       c. To the extent assignable, all right, title and interest in and to those certain contracts set forth on Exhibit "D" attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer for services relating thereto (collectively, the "Contracts").

  2. This Bill of Sale, Assignment and Assumption is given pursuant to that certain Agreement of Sale and Purchase (the "Agreement") dated as of July ___, 1996, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Tenant Leases and the Contracts.

  3. As set forth in Section 3.5 of the Agreement, which is hereby incorporated by reference as if herein set out in full, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE STATE OF FLORIDA.

  4. Assignee hereby accepts the assignment of the Personalty, the Tenant Leases and the Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the date hereof.

  5. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

  6. This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

  7. This Bill of Sale, Assignment and Assumption shall be governed by the laws of the State of Florida.

       IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

                         ASSIGNOR:

                         TE-TWO REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:    WH-JER TE-Two Investors, L.P.,
                                a Delaware limited partnership,
                                its general partner

                           By:  JER TE-Two Services, Inc.,
                                a Virginia corporation,
                                its general partner


                                By:    _________________________
                                Name:  _________________________
                                Title: _________________________


                         ASSIGNEE:

                         WALDEN RESIDENTIAL PROPERTIES, INC.,
                         a Maryland corporation


                         By:    _________________________
                         Name:  Marshall B. Edwards
                         Title: President

STATE OF TEXAS

COUNTY OF DALLAS


  This instrument was ACKNOWLEDGED before me, on the _____ day of ____________________, 1996, by __________________________________
the of JER TE-Two Services, Inc., a Virginia corporation, the general partner of WH-JER TE-Two Investors, L.P., a Delaware limited partnership, the general partner of TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership on behalf of said corporation and said limited partnerships.



[S E A L)                            _____________________________
Notary Public, State of Texas        Notary Public, State of Texas
My Commission Expires:

                                     _____________________________
                                     Printed Name of Notary Public





STATE OF TEXAS

COUNTY OF DALLAS


  This instrument was ACKNOWLEDGED before me, on the day of 1996, by Marshall B. Edwards, the President of WALDEN RESIDENTIAL
PROPERTIES, INC., a Maryland corporation, on behalf of said corporation.



[S E A L)                            _____________________________
Notary Public, State of Texas        Notary Public, State of Texas
My Commission Expires:

                                     _____________________________
                                     Printed Name of Notary Public


                           EXHIBIT "E"
               CERTIFICATION OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation, that withholding tax is not required upon the disposition of a United States real property interest by TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations promulgated pursuant thereto);

     2.   Seller's United States Employer Identification Number is:
                   ; and

     3.   Seller's office address is c/o J.E. Robert Companies, 600
E. Las Colinas Boulevard, Suite 1900, Irving, Texas 75039,
Attention: Paul Harris.

     Seller understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

     EXECUTED this _____ day of ____________________1996, at
Irving, Texas.


                         SELLER:

                         TE-TWO REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                         By:  WH-JER TE-Two Investors, L.P.,
                              a Delaware limited partnership,
                              its general partner

                              By:  JER TE-Two Services, Inc.,
                                   a Virginia corporation,
                                   its general partner



                                   By:    _________________________
                                   Name:  _________________________
                                   Title: _________________________








STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was SUBSCRIBED AND SWORN TO before me, on the _____ day of ____________________, 1996, by _________________________________, the
of JER TE-Two Services, Inc., a Virginia corporation, the general partner of WH-JER TE-Two Investors, L.P., a Delaware limited partnership, the general partner of TE-TWO REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership on behalf of said corporation and said limited partnership, to certify which witness my hand and seal of office.



[S E A L)                          _____________________________
Notary Public, State of Texas      Notary Public, State of Texas
My Commission Expires:

                                   _____________________________
                                   Printed Name of Notary Public